Exhibit 99.1

HeartSciences Announces Results and Adjournment of Annual Shareholder Meeting

Southlake, TX, January 18, 2024 (GLOBE NEWSWIRE) -- Heart Test Laboratories, Inc. d/b/a HeartSciences (Nasdaq: HSCS; HSCSW) ("HeartSciences" or the "Company"), an artificial intelligence (AI)-powered medical technology company focused on transforming ECGs/EKGs to save lives through earlier detection of heart disease, announced today the results of the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”) as well as an adjournment of the Annual Meeting as outlined below.

At the Annual Meeting which was convened, all items of business were passed, with the exception of Proposal 7, which would effect a reduction of the quorum requirements for future shareholder meetings, as the Company had not received sufficient proxies for approval by the time of the Annual Meeting. Accordingly, the meeting was convened and adjourned solely in respect of proposal 7.

Andrew Simpson, CEO, commented, “We are delighted to have received the support of our shareholders to pass a number of important resolutions and thank our shareholders for their participation."

Results of Annual Meeting

At the Annual Meeting, approximately 54.37% of the Company’s outstanding shares of common stock and Series C Preferred Stock voting together as a single class on an as converted basis, were represented in person or by proxy, representing a quorum.

Proposal 1 - the Class I director nominees Brian Szymczak and Bruce Bent, and Class II director nominees Mark Hilz and David R. Wells were re-elected, in each case to the Company’s Board of Directors. Each director nominee received a plurality of votes cast at the Annual Meeting.

Proposal 2 – the Company’s shareholders approved the full issuance of shares of common stock issuable by the Company pursuant to its Equity Line of Credit for purposes of complying with Nasdaq Listing Rule 5635(d).

Proposal 3 – the Company’s shareholders approved the Company‘s 2023 Equity Incentive Plan, as amended.

Proposal 4 –the Company’s shareholders ratified Haskell & White LLP as the Company’s independent registered public accounting firm for the year ending April 30, 2024.

Proposal 5 – the Company’s shareholders approved an amendment to the Company’s Amended and Restated Certificate of Formation to effect, at the sole discretion of the Board of Directors, a reverse stock split of all outstanding shares of the Company’s common stock, in the range of one-for-two (1-for-2) through one-for-one hundred (1-for-100), as determined by the Board of Directors.

Proposal 6 – the Company’s shareholders approved an amendment to the Company’s Amended and Restated Certificate of Formation to change the Company’s corporate name from “Heart Test Laboratories, Inc” to “HeartSciences”.

Proposal 8 - the Company’s shareholders approved one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting.

Adjournment of Meeting

With respect to Proposal 7, an amendment to the Company’s Amended and Restated Certificate of Formation to lower the quorum for future meetings to one-third of the shares eligible to vote, - as of the Annual Meeting date, approximately 49% of the shares eligible to vote had been voted in favor of the proposal. As a result, the Company adjourned the Annual Meeting solely with respect to this proposal until Thursday, February 15, 2024 in order to solicit additional votes.

The Annual Meeting, with respect to Proposal 7, will reconvene on Thursday, February 15, 2024 at 9:00 a.m. eastern time. The reconvened Annual Meeting will be held virtually via a live webcast at https://web.lumiagm.com/29304667. Shareholders who have already submitted their proxy do not need to resubmit their proxy. Proxies previously submitted in respect to Proposal 7 will be voted at the reconvened Annual Meeting, unless properly revoked in accordance with the procedures described in the Proxy Statement. The record date for determining shareholders eligible to vote at the reconvened Annual Meeting will remain at the close of business on November 20, 2023.

The Company strongly encourages all shareholders of record as of November 20, 2023, who have not yet voted for Proposal 7, to do so by February 14, 2024 at 11:59 p.m. Eastern Time. Shareholders who have any questions are require assistance with completing a proxy or voting instruction form or who do not have the required materials, may contact Advantage Proxy, Inc. toll-free at 1-877-870-8565 or by e-mail at ksmith@advantageproxy.com.

About HeartSciences

Heart Test Laboratories, Inc. d/b/a HeartSciences is a medical technology company focused on applying AI-based technology to an ECG (also known as an EKG) to expand and improve an ECG's clinical usefulness. Undetected heart disease is one of the biggest challenges in healthcare and millions of ECGs are performed every week. The Company's objective is to improve healthcare by making an ECG a far more valuable cardiac screening tool. HeartSciences' first product candidate for FDA clearance, the MyoVista® wavECG™, or the MyoVista®, is a resting 12-lead ECG that is also designed to provide diagnostic information related to cardiac dysfunction which has traditionally only been available through the use of cardiac imaging. HeartSciences also has an industry leading library of AI-ECG algorithms, technologies and patent rights developed using millions of ECG records which the Company intends to deliver using a cloud-based, hardware agnostic platform to accept ECGs from millions of existing ECG devices around the world, in addition to the MyoVista®.

For more information, please visit: https://www.heartsciences.com. Twitter: @HeartSciences

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are relating to the Company's future financial and operating performance. All statements, other than statements of historical facts, included herein are "forward-looking statements" including, among other things, statements about HeartSciences' beliefs and expectations. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. The expectations reflected in these forward-looking statements involve significant assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Potential risks and uncertainties include, but are not limited to, risks discussed in HeartSciences' Annual Report on Form 10-K for the fiscal year ended April 30, 2023, filed with the U.S. Securities and Exchange Commission (the "SEC") on July 18, 2023, HeartSciences’ Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2023, filed with the SEC on September 14, 2023, and in HeartSciences' other filings with the SEC at www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts:

HeartSciences
Gene Gephart
+1-682-244-2578 Ext. 2024 (US)
info@heartsciences.com

Investors
Gilmartin Group
Vivian Cervantes
investorrelations@heartsciences.com